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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 14, 2002

                                   VALESC INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                   0-31459                  23-3048857
     --------                   -------                  ----------
  (State or Other       (Commission File Number)        (IRS Employer
  Jurisdiction of                                   Identification Number)
   Incorporation)


                 2300 COIT ROAD, SUITE 300B, PLANO, TEXAS 75075
                 ----------------------------------------------
               (Address of Principal Executive Offices) (zip code)

        Registrant's telephone number, including area code: (972)495-3900



ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On November 6, 2002, Valesc Inc. (the "Registrant") decided to terminate its relationship with its independent accountants, Grant Thornton LLP ("Grant Thornton"), and engaged Moore Stephens, P.C. ("Moore Stephens") as the Registrant's independent accountants to audit and report on the Registrant's financial statements. The Board of Directors of the Registrant approved this decision.

Grant Thornton's reports since its engagement by the Registrant on September 5, 2001 do not contain any adverse opinion or a disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report dated March 8, 2002 indicated conditions which raised substantial doubt about the Company's ability to continue as a going concern.

During the period from Grant Thornton's engagement by the Registrant on September 5, 2001 until termination, Registrant did not have any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make a reference to the subject matter of the disagreement(s) in connection with its report.

During the period from Grant Thornton's engagement by the Registrant on September 5, 2001 until termination, there were no reportable events with Grant Thornton as described in Item 304(a)(1)(v) of Regulation S-K.

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(b)  At no time during the period from Grant Thornton's engagement by the
Registrant on September 5, 2001 and prior to engaging Moore Stephens, did the Registrant consult Moore Stephens regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event described in paragraph 304(a)(1)(v).

ITEM 7. EXHIBITS

     (16) Letter from Grant Thornton LLP



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Valesc Inc.
                                              (Registrant)


Date:  November 14, 2002                     By: /s/ Samuel Cohen
                                             -----------------
                                             Samuel Cohen
                                             President